EXHIBIT 10.1

THE MEMBERSHIP INTERESTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE MEMBERSHIP INTERESTS DESCRIBED HEREIN.

THE PURCHASE OF THE MEMBERSHIP INTERESTS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of July 11, 2025 between Rorschach I LLC, a Delaware limited liability company (the “Company”), and the person or entity identified on the signature page hereto under the heading “Purchaser” (the “Purchaser”).

RECITALS

WHEREAS, the Company was organized to receive contributions of cash and native tokens of the Hyperliquid Layer 1 blockchain (“HYPE Tokens”), and to effect the transactions contemplated by that certain Business Combination Agreement being entered into on the date hereof by and among Hyperliquid Strategies Inc., a Delaware corporation (“Pubco”), Sonnet BioTherapeutics Holdings, Inc. (“Target”), the Company, Rorschach Merger Sub Inc., a Delaware limited liability company agreement (“Rorschach Merger Sub”), and the other parties thereto (as may be amended, modified, restated or superseded from time to time the “Business Combination Agreement”);

WHEREAS, pursuant to the terms of the Business Combination Agreement, among other things, at the closing of the transactions contemplated by the Business Combination Agreement (the “Transaction Closing”), Rorschach Merger Sub will merge with and into the Company, with the Company surviving such merger as a direct wholly owned subsidiary of Pubco, and the members of the Company will receive shares of Pubco Common Stock (as such term is defined in the Business Combination Agreement) (and/or warrants to receive shares of Pubco Common Stock or shares of convertible preferred stock to be issued by Pubco) (“Pubco Securities”);

WHEREAS, on the terms and subject to the conditions contained herein, the Purchaser desires to contribute cash and/or HYPE Tokens to the Company in exchange for a Membership Interest (as such term is defined in the Amended and Restated Operating Agreement of the Company of even date herewith (the “Operating Agreement”)), which Membership Interests will be converted into Pubco Securities at the Transaction Closing in accordance with the terms of, and subject to the conditions contained in, the Business Combination Agreement; and

WHEREAS, on or about the date of this Agreement, the Company is entering into contribution agreements (the “Other Contribution Agreements” and, together with this Agreement, the “Contribution Agreements”) with certain other investors (the “Other Purchasers”), pursuant to which the Other Purchasers have agreed to contribute cash and/or HYPE Tokens to the Company in exchange for Membership Interests in the Company on substantially the same terms and conditions as the Purchaser.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Operating Agreement.

2. Contribution and Sale.

(a) Subject to the terms and conditions hereof, the Purchaser hereby irrevocably agrees to contribute to the Company the amount of cash and/or the number of HYPE Tokens set forth on the signature page hereto (the “Contributed Property”), free and clear of any security interest, pledge, lien, charge, mortgage, claim, or other encumbrance (each, an “Encumbrance”), in exchange for the issuance to the Purchaser of a Membership Interest in the Company, including a Percentage Interest based on the Fair Market Value. The Purchaser acknowledges that Membership Interests will be subject to restrictions on transfer as set forth in this Agreement and in the Operating Agreement. If the Purchaser is contributing HYPE Tokens, the Purchaser acknowledges and agrees that the Fair Market Value of the HYPE Tokens will be deemed to be $46.372, as set forth in the Operating Agreement.

(b) On the date hereof, the Purchaser shall become a party to the Operating Agreement by executing and delivering to the Company a counterpart signature page thereto, and be admitted as a Member of the Company, in consideration for the Purchaser’s agreement to contribute the Contributed Property to the Company (which shall be deemed to be a Capital Contribution). Not less than ten (10) Business Days prior to the anticipated date of the Transaction Closing, the Company shall provide written notice to the Purchaser (the “Closing Notice”) of such anticipated Transaction Closing date. The Purchaser shall deliver, at least five (5) Business days prior to the anticipated date of the Transaction Closing (or such other date as the Company and the Purchaser may agree upon in writing) (as applicable, the “Contribution Date”), the Contributed Property to the Company (in the case of cash, by wire transfer of immediately available funds), in accordance with instructions set forth in the Closing Notice.

(c) The Purchaser’s obligation to deliver the Contributed Property hereunder is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Purchaser of each of the following conditions:

(i) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects at and as of the Contribution Date with the same force and effect as if they had been made at and as of the date hereof;

(ii) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Contribution Date;

(iii) There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated hereby;

(iv) all conditions precedent to the Transaction Closing set forth in the Business Combination Agreement shall have been satisfied or waived as determined by the parties to the Business Combination Agreement (other than those conditions which, by their nature, are to be satisfied by a party to the Business Combination Agreement at the Transaction Closing, but subject to satisfaction or waiver by such party of such conditions as of the Transaction Closing) and the Transaction Closing shall have been or will be scheduled to occur promptly after the Contribution Date;

(v) At least 80% of the aggregate of (A) the number of HYPE Tokens (and amount of cash, if any) committed to be contributed to the Company pursuant to all of the Other Contribution Agreements and (B) the amount of cash committed to be invested into Target pursuant to all subscription agreements being entered into between Target and other investors on or about the date hereof, is actually contributed or paid, as applicable, substantially simultaneously with the Purchaser’s delivery of the Contributed Property; and

(vi) No amendment, modification or waiver of the Business Combination Agreement (as the same exists on the date hereof as provided to the Purchaser) or any terms thereof shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Purchaser would reasonably expect to receive under this Agreement, without having received the Purchaser’s prior written consent.

(d) In the event the Transaction Closing does not occur within ten (10) Business Days after the anticipated date identified in the Closing Notice, the Company shall promptly (but not later than two (2) Business Days thereafter) return the Contributed Property to the Purchaser (subject to the provisions of Section 6 of this Agreement). Notwithstanding such return, unless and until this Agreement has been terminated in accordance with its terms, the Purchaser shall remain obligated to redeliver the Contributed Property to the Company following the Company’s delivery to the Purchaser of a new Closing Notice, subject to the satisfaction of the conditions set forth in Section 2(c) above; provided that only one new Closing Notice may be issued hereunder unless otherwise agreed in writing by the Purchaser.

(e) Each of the Company and the Purchaser agrees that it shall not treat HYPE Tokens as stock or securities for purposes of Section 351(e) of the Code, or take an inconsistent position on its tax returns.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement and the Operating Agreement. Each of this Agreement and the Operating Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by applicable federal or state securities laws, or (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement or the Operating Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the Operating Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Operating Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Company) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

(f)   Title to Contributed Property. Transferor has good and valid title to all of the Contributed Property, free and clear of Encumbrances. By virtue of the Transaction Agreements delivered at the Closing by Transferor, Transferee will obtain good and valid title to the Contributed Assets, free and clear of all Encumbrances.

(g) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s and Pubco’s respective current and planned businesses, management, financial affairs and the terms and conditions of the offering of the Membership Interests, as well as the terms of the Pubco Securities, with the Company’s management.

(h) Restricted Securities. The Purchaser understands that the offer and sale of the Membership Interests to the Purchaser has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Membership Interests are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Membership Interests indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Membership Interests.

(i) No Public Market. The Purchaser understands that no public market now exists for the Membership Interests, and that neither the Company nor any other Person has made any assurances that a public market will ever exist for the Membership Interests.

(j) High Degree of Risk. The Purchaser understands that the acquisition of the Membership Interests involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(k) Accredited Investor. The Purchaser is a (i) “qualified institutional buyer” (as defined under the Securities Act) or (ii) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, in each case, satisfying the requirements set forth on Schedule A (and shall provide the requested information on Schedule A following the signature page hereto).

(l) Sanctions. Neither the Purchaser nor, to the knowledge of the Purchaser, any of its officers, directors (or managers of U.S. limited liability companies, or its equivalent thereof under foreign laws), managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Russia, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. The Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the Contributed Property was legally derived. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under Applicable Law.

(m) DPA. To the knowledge of the Purchaser, no foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in Pubco solely as a result of the purchase of Membership Interests by the Purchaser hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over Pubco from and after the Transaction Closing solely as a result of the purchase of Membership Interests by the Purchaser hereunder.

(n) Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Membership Interests or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Membership Interests, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Membership Interests. The Purchaser’s beneficial ownership of the Membership Interests and the Pubco Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(o) No General Solicitation. The Purchaser has not entered into this Agreement as a result of any general solicitation.

(p) Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(q) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to Pubco.

(r) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s Affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, Pubco, any person on behalf of the Company or Pubco or any of the Company’s or Pubco’s respective Affiliates (collectively, the “Company Parties”).

4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Organization and Corporate Power. The Company is a limited liability company duly incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. All limited liability company action required to be taken by the Company to authorize the Company to enter into this Agreement, and to issue the Membership Interests, has been taken on or prior to the date hereof. All limited liability company action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Membership Interests has been taken on or prior to the date hereof. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Valid Issuance of Securities. The Membership Interests, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(d) below, the Membership Interests will be issued in compliance with all applicable federal and state securities laws.

(d) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities laws, if any.

(e) Compliance with Other Instruments; Pending Actions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of formation, as it may be amended from time to time, the Operating Agreement or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement. There is no action, investigation or proceeding pending, or, to the Company’s knowledge, threatened against the Company which, if adversely determined, would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(f) No General Solicitation. Neither the Company, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Membership Interests.

(g) No Litigation. Neither the Company nor any subsidiary of the Company is a claimant or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings (including any proceedings before any tribunal or in relation to publicly awarded contracts), which are in progress, threatened or pending by or against or concerning it or any of its assets, and to the Company’s knowledge, there are no circumstances likely to lead to any such arbitration, litigation or proceedings.

(h) Compliance with Laws. The Company is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(i) Substantially Similar Terms. Any Other Contribution Agreements reflect substantially the same material terms and conditions that are no more favorable in the aggregate to any other purchaser than the material terms of this Agreement are to the Purchaser, and no Other Purchaser is a party to any side letter or other agreement with the Company providing such Other Purchaser with more favorable terms or conditions (excluding, for the avoidance of doubt, the rights of the Advisor as set forth in the Operating Agreement). If the Company accepts additional contributions of HYPE Tokens between the signing of the Business Combination Agreement and the Transaction Closing, the terms thereof will be on substantially the same material terms and conditions that are no more favorable in the aggregate to any such contributing party than the material terms of this Agreement are to the Purchaser.

(j) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering or the transactions contemplated by the Business Combination Agreement, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

5. Disclosure. The Company shall, no later than 9:30 a.m., New York City time, on the first (1st) Business Day immediately following the date of the Business Combination Agreement, issue, or cause to be issued, one or more press releases, or file, or cause to be filed, with the Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Agreement and the Business Combination Agreement and any other material, nonpublic information that the Company Parties have provided to the Purchaser Parties at any time prior to the issuance or filing of the Disclosure Document. From and after the issuance or filing of the Disclosure Document, the Purchaser Parties shall not be in possession of any material, non-public information relating to the Company Parties delivered to the Purchaser by or on behalf of the Company Parties, and the Purchaser Parties shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company Parties. Except as may be required by Applicable Law, the Company shall not (and shall cause the Company Parties and their officers, directors, employees or agents not to) publicly disclose the name of any Purchaser Parties or their advisers or include the name of any Purchaser Parties or their advisers in any press release, without the prior written consent of the Purchaser. The Purchaser hereby consents to the use and disclosure of its name in any filings with the Securities and Exchange Commission made by Pubco or any other Person, if and to the extent required by Applicable Law.

6. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, or (iii) written notice by either party to the other party to terminate this Agreement if the transactions contemplated by this Agreement are not consummated on or prior to the Outside Date, as set forth in the Business Combination Agreement as in effect on the date hereof (including any extension of the Outside Date expressly provided for pursuant to the provisions of the Business Combination Agreement as in effect on the date hereof, but without giving effect to any extension that may otherwise be agreed upon by the parties to the Business Combination Agreement), or such later date as may be approved in writing by the Purchaser, other than as a result of a material breach of this Agreement by the terminating party (the termination events described in clauses (i) through (iii), each a “Termination Event”); provided that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt any party’s willful breach of its representations and warranties hereunder) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify the Purchaser of the termination of the Business Combination Agreement promptly after such termination. Upon the occurrence of any Termination Event, (a) any Contributed Property previously delivered by the Purchaser to the Company in connection herewith shall promptly (and in any event within two (2) Business Days) following the Termination Event be returned to the Purchaser, provided that the Company may withhold and retain from such Contributed Property an amount (or, in the case of HYPE Tokens, such number of HYPE Tokens having a Fair Market Value), not to exceed $5,000, for the Purchaser’s pro rata portion (based on such Purchaser’s Percentage Interest) of any expenses reasonably incurred by the Company and (b) the Purchaser’s Membership Interest in the Company shall be automatically cancelled, and the Purchaser shall no longer be deemed to be a Member. For the avoidance of doubt, in such event, the Purchaser shall have no right to receive any portion of any Termination Fee (as defined in the Business Combination Agreement), expense reimbursement or other fees paid or payable to the Company as a result of or otherwise in connection with the termination of the Business Combination Agreement.

7. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to the Company at the address set forth in the Operating Agreement.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement. This Agreement, together with the Operating Agreement and any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

[●]

By:
Name:
Title:

Address for Notices:

COMPANY:

RORSCHACH I LLC

By:
Name:
Title:

Contributed Property:

Cash:	$_____________

HYPE Tokens (#):	______________

Signature Page

To

Contribution Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	We are a corporation, Massachusetts or similar business trust, partnership, limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	We are an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act; or

☐	We are a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

C.	AFFILIATE STATUS

(Please check the applicable box)

THE PURCHASER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

D.	INDIVIDUAL ACCREDITED INVESTOR STATUS

(Please check the applicable box):

THE PURCHASER:

☐	is an individual “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) whose individual net worth, or joint net worth with his or her spouse, on the date hereof exceeds $1,000,000, excluding the value of his, her or their primary residence, if any; or

☐	is an individual “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and who reasonably expects an income of the same level in the current year.

This page should be completed by the Purchaser and constitutes a part of the Contribution Agreement